Exhibit 10.24

Bill of Sale and Assignment Agreement

This BILL OF SALE AND ASSIGNMENT AGREEMENT (the “Bill of Sale”) is made as of the 21st day of March 2011, by and between Genaera Liquidating Trust, a grantor trust organized and existing under the laws of Delaware and having a place of business located at  (“Seller”) and Dipexium Pharmaceuticals, LLC, a limited liability company organized under the laws of the State of Delaware with offices located at   (“Buyer” and together with Seller, the “Parties”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement, dated April 8, 2010, by and between Seller and Buyer (the “Asset Purchase Agreement”).

RECITALS:

WHEREAS, the Parties entered into the Asset Purchase Agreement, pursuant to which the Seller agreed to convey the Purchased Assets to the Buyer and, in fact, did convey the Purchased Assets to the Buyer pursuant to the Bill of Sale appended to the Asset Purchase Agreement as Exhibit B thereto;

WHEREAS, Section 1.7 of the Asset Purchase Agreement provides the Buyer with an option to purchase the Milestone Payments and Royalties from Seller for the consideration set forth therein; and

WHEREAS, the Buyer wishes to exercise the option to purchase the Milestone Payments and Royalties from the Seller, together with any and all other rights of Seller pursuant to the Asset Purchase Agreement, and the Seller wishes to assign the foregoing rights to Buyer, in each case, for the consideration set forth herein.

NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth herein and for other consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.                                      Conveyance of Rights. For the consideration described in Section 2 of this Bill of Sale, Seller does hereby sell, assign, convey to the Buyer all of Seller’s right, title and interest in and to the Asset Purchase Agreement including, without limitation, Seller’s right, title and interest in and to the Milestone Payments and Royalties TO HAVE AND TO HOLD the same unto the Buyer and its successors and assigns forever.

2.                                      Consideration. In consideration of Seller’s conveyance of rights hereunder, on the date hereof, the Buyer shall initiate a wire transfer in immediately available funds in the amount of TWO HUNDRED AND TWE TY-TWO THOUSAND FIVE HUNDRED DOLLARS ($222,500) to an account as directed by Seller, constituting payment in full of any and all consideration due to Seller for the conveyance of rights provided herein.

3.                                      Attorney-In-Fact. Seller hereby appoints Buyer as its attorney-in-fact to take such actions and to execute and deliver such further acts, bills of sale, assignments, transfers, conveyances, leases, and/or other documents or filings of any nature which may be reasonably necessary to more effectively vest in the Buyer good, valid and marketable title to any asset or assets transferred to the Buyer hereby and pursuant to this Bill of Sale.

4.                                      No Third Party Beneficiaries. This Bill of Sale shall not confer any rights or remedies to any third party other than the Parties to this Bill of Sale and their respective successors and assigns.

5.                                      Governing Law. This Bill of Sale and the legal relations between the Parties herein shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the conflicts of law principles thereof.

6.                                      Counterparts. This Bill of Sale may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.                                      Interpretation. This Bill of Sale, being further documentation of the conveyances, assignments and transfers provided for, in and by the Asset Purchase Agreement, neither expands nor limits the rights, obligations and warranties of the Parties under the Asset Purchase Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Bill of Sale to be duly executed on the day and year first-above stated.

DIPEXIUM PHARMACEUTICALS, LLC

By:	/s/ David P. Luci
Name: David P. Luci
Title: Managing Partner

GENAERA LIQUIDATING TRUST

By:	/s/ John A. Skolas
Name: John A. Skolas
Title: President, CEO, Sole Member